UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024 (December 18, 2024)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1055 Wilshire Blvd., 12th floor,
Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Johnny Lee

The Boards of Directors of RBB Bancorp (the “Company”) and its wholly-owned subsidiary, Royal Business Bank (the “Bank”) have appointed Mr. Johnny Lee, currently President and Chief Banking Officer of the Bank, to be President and Chief Executive Officer of the Bank and President of the Company, effective January 1, 2025, and the Chief Executive Officer of the Company effective May 22, 2025. Further, effective January 1, 2025, Mr. Lee will become a director of the Company and the Bank.

Mr. David Morris

Effective January 1, 2025, Mr. David Morris, currently President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, will relinquish the Chief Executive Officer position at the Bank and he will remain the Chief Executive Officer of the Company until May 21, 2025, at which time he will retire as Chief Executive Officer of the Company. Mr. Morris will remain on the Boards of Directors of the Company and the Bank.

Mr. I-Ming (Vincent) Liu

Effective January 1, 2025, Mr. I-Ming (Vincent) Liu, currently Executive Vice President and Chief Risk Officer of the Company and the Bank, will relinquish the Chief Risk Officer position, will remain with the Bank as Executive Vice President and Chief of Staff and will report to Mr. Lee. In his new role, Mr. Liu will assist with the announced senior leadership succession plan and transition timeline.

Mr. Mina Rizkalla

Effective January 1, 2025, Mr. Mina Rizkalla, currently Senior Vice President/BSA Officer & Deputy Chief Risk Officer, will become Executive Vice President and Chief Risk Officer of the Company and the Bank and will report to Mr. Lee.

Amendment of Employment Agreement with Mr. Johnny Lee

On December 18, 2024, the Company and the Bank, entered into a second amendment of employment agreement with Mr. Johnny Lee (the “Lee Second Amendment”) to be effective January 1, 2025 and to amend certain provisions of the employment agreement previously entered into by the parties on July 20, 2023 (the “Lee Employment Agreement”), as amended by a first amendment of employment agreement entered into by the parties on November 20, 2024 (the “Lee First Amendment”), the material terms of which are summarized below. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Lee Employment Agreement.

The primary purposes of the Lee Second Amendment are to (i) modify Paragraph B.1 of the Lee Employment Agreement to specify his new duties, (ii) modify Paragraph C.1 of the Lee Employment Agreement in order to increase his annual salary to $600,000, (iii) modify Paragraph F.1 to increase severance to twelve (12) months of his then current annual salary if he is terminated without cause, (iv) modify the first paragraph of Paragraph F.2 concerning severance in the event of disability, and (v) modify the first two paragraphs of Paragraph F.4(a) to increase severance in the event Mr. Lee’s employment is materially adversely altered or terminated in the event of a change of control to eighteen (18) months of Mr. Lee’s then current annual salary, 100% of his annual target bonus in the year of any termination, and continuation of his medical and dental insurance coverage for eighteen (18) months or until he has found employment, whichever occurs earlier.

The foregoing is intended only as a summary and is qualified in its entirety by the terms of the Lee Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Employment Agreement with Mr. Mina Rizkalla

On December 19, 2024, the Company and the Bank entered into an employment agreement (the “Employment Agreement”) with Mr. Rizkalla to be effective January 1, 2025, the material terms of which are summarized below. Capitalized terms used below but not defined have the meanings set forth in the Employment Agreement.

Term. The Employment Agreement has a term from January 1, 2025, to December 31, 2027, with an automatic renewal for successive one-year periods unless Mr. Rizkalla, or the Company or the Bank (as applicable), provides written notice of nonrenewal at least three months prior to the extension date.

Compensation. The Employment Agreement provides for a minimum base salary of $335,000 per year, subject to periodic upward adjustment by the Board of Directors, as well as stock awards, discretionary bonus, automobile allowance, expense reimbursement, medical insurance coverage and certain incentives.

Stock Awards. The Employment Agreement provides that the Board of Directors of the Company in its sole discretion intends to grant Mr. Rizkalla Restricted Stock Unit Awards (the “Award”). The Award will have a four-year term and shall vest over a four-year period with 25% vesting annually, with such Award subject to the Company’s 2017 Omnibus Stock Incentive Plan, as amended and restated.

Severance. In the event Mr. Rizkalla’s employment is terminated without cause and not otherwise in the event of disability or death, then Mr. Rizkalla will be entitled to receive a severance payment in the amount equal to six (6) months of his then current annual salary, payable in installments on the normal payroll dates of the Bank, in full and complete satisfaction of any and all rights which Mr. Rizkalla may enjoy hereunder other than the right, if any, to exercise any of the Awards vested prior to such termination.  In the event such termination occurs other than for cause, after the occurrence of a Change of Control where Mr. Rizkalla’s employment is terminated without cause or materially adversely altered (as defined in the Employment Agreement), Mr. Rizkalla will be entitled to a severance payment in the amount equal to six (6) months of his then current annual salary, 100% of his annual target bonus in the year of any termination, and continuation of medical and dental insurance coverage for six (6) months or until he has found employment, whichever occurs earlier. Mr. Rizkalla cannot terminate employment for a material adverse alteration in employment status unless he has provided written notice to the Company of the existence of circumstances providing grounds for the termination for Good Reason within thirty (30) days of the initial existence or occurrence of such grounds and the Company or the Bank has at least thirty (30) days from the date on which such notice is provided to cure such circumstances.  If Mr. Rizkalla does not terminate employment for Good Reason within seventy-five (75) days after the first occurrence of the applicable grounds, then he will be deemed to have waived the right to terminate for Good Reason with respect to such grounds. A general release is required to receive severance under the Employment Agreement.

Parachute Payments. The Employment Agreement provides that, if any payments and benefits to Mr. Rizkalla would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments and benefits will be reduced (by the minimum possible amounts) in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code, until no amount payable to Mr. Rizkalla will be subject to the excise tax.

Restrictive Covenants. The Employment Agreement contains certain restrictive covenants, including restrictive covenants related to the use of the Company’s or the Bank’s Confidential Information and misappropriating the Company’s or the Bank’s Trade Secrets.

The foregoing is intended only as a summary and is qualified in its entirety by the terms of the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Indemnity Agreement

In connection with entry into the Employment Agreement, Mr. Rizkalla also entered into an indemnity agreement with the Company, the form of which was previously filed by the Company as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 3330-3219018), initially filed with the Securities Exchange Commission on June 28, 2017.  Pursuant to the terms of the indemnity agreement, the Company is obligated to indemnify its directors and executive officers, including Mr. Rizkalla, and to assume maximum liability for expenses and damages in connection with claims lodged against the Company’s directors and executive officers, including Mr. Rizkalla for their line of duty decisions and action, to the fullest extent permissible under the General Corporations Law of the State of California.  This description of the indemnity agreement does not purport to be complete and is qualified in its entirety by reference to the indemnity agreement.

Item 8.01 Other Events.

On December  19, 2024, the Company announced the appointments of Mr. Lee and Mr. Rizkalla, and the changes in status of Mr. Morris and Mr. Liu. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment of Employment Agreement, effective as of January 1, 2025, between RBB Bancorp, Royal Business Bank and Mr. Johnny Lee.

10.2	Employment Agreement, effective as of January 1, 2025, between RBB Bancorp, Royal Business Bank and Mr. Mina Rizkalla.

99.1	Press Release dated December 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: December 19, 2024	By:	/s/ Lynn M. Hopkins
Lynn M. Hopkins
EVP and Chief Financial Officer

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